Exhibit 99.2

EXECUTION COPY

SALE AND CONTRIBUTION AGREEMENT

dated as of February 25, 2005

among

CNL APF PARTNERS, LP

AND THE OTHER ORIGINATORS PARTY HERETO,

as Originators

and

NET LEASE FUNDING 2005, LP,

as Issuer

SALE AND CONTRIBUTION AGREEMENT

SCHEDULES

SCHEDULE 1	Mortgaged Properties
SCHEDULE 2	Disclosure Schedule

EXHIBITS

EXHIBIT A	Special Warranty Deed (or Assignment of Ground Leases and Subleases)

ii

SALE AND CONTRIBUTION AGREEMENT

dated as of February 25, 2005

THIS SALE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented and otherwise modified from time to time, this “Agreement”) is entered into among CNL APF PARTNERS, LP, a Delaware limited partnership (“CNL”), the other originators set forth on the signature pages hereto (together with CNL, the “Originators”) and NET LEASE FUNDING 2005, LP, a Delaware limited partnership, as the issuer (the “Issuer”).

Preliminary Statement

Terms used without definition herein shall have the respective meanings assigned to them in the Property Management and Lease Servicing Agreement of even date herewith between the Issuer and CNL Financial Services, LP, as property manager and special servicer, as the same may from time to time be amended, restated, supplemented or otherwise modified (the “Property Management Agreement”).

The Originators are the owners of the fee title to, or ground leasehold interests in, commercial real estate properties operated as restaurants (the “Restaurant Units”), commercial real estate properties operated as convenience stores and gasoline stations (the “C&G Units“) or commercial real estate properties co-branded as restaurants and gasoline stations (the “Co-Branded Units” and, together with the Restaurant Units and C&G Units, the “Mortgaged Properties”), described on Schedule 1 hereto. Subject to the terms and conditions hereof, (i) CNL intends to transfer all of its right, title and interest in and to the Mortgaged Properties owned by it as a contribution to the capital of the Issuer, and (ii) each of the other Originators intends to sell all of its right, title and interest in and to the Mortgaged Properties owned by it to the Issuer, in each of the foregoing cases under clauses (i) and (ii), effective as of the Effective Date (as defined in Section 5.01 below), together with any right to receive payments under the “triple-net” leases under which the Tenants are responsible for the payment of taxes, maintenance, ground rents (if applicable) and insurance (the “Leases”) relating to such Mortgaged Properties, due on and after the Effective Date and all rights under the Leases against the Tenants, including, without limitation, rights to Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds arising on and after the Effective Date.

After the Effective Date, the Issuer intends to enter into an Indenture (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Indenture”), among the Issuer, MBIA Insurance Corporation (the “Insurer”) and Wells Fargo Bank, N.A., as indenture trustee (the “Indenture Trustee”), pursuant to which the Issuer will issue its Triple Net Lease Mortgage Notes, Series 2005 (the “Notes”). In connection with the Indenture, the Issuer will pledge each of the Mortgaged Properties to the Indenture Trustee pursuant to a commercial mortgage (or deed of trust) and assignment of rents, security agreement fixture filing or other similar instrument (collectively referred to as a “Mortgage”) and pledge certain other property to the Indenture Trustee to secure repayment of the Notes and amounts owed to the Insurer.

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Allocated Loan Amount” means (a) for any Mortgaged Property at any time, the product of (i) the Appraised Value of such Mortgaged Property, multiplied by (ii) a fraction, the numerator of which is the aggregate outstanding principal balance of the Notes at such time and the denominator of which is the aggregate Appraised Value of all Mortgaged Properties, and (b) for any Lease at any time, the product of (i) the portion of the Appraised Value of the related Mortgaged Property allocated to such Lease at such time as set forth in the appraisal of such Mortgaged Property, multiplied by (ii) a fraction, the numerator of which is the aggregate outstanding principal balance of the Notes at such time and the denominator of which is the aggregate Appraised Value of all Mortgaged Properties. At any time prior to the Indenture Closing Date, for purposes of this definition, the aggregate outstanding principal balance of the Notes shall be deemed to equal $275,000,000.

“Breach” has the meaning ascribed to such term in Section 4.01(a).

“C&G Units” has the meaning ascribed to such term in the preliminary statements.

“CNL Mortgaged Properties” has the meaning ascribed to such term in Section 2.01.

“Co-branded Units” has the meaning ascribed to such term in the preliminary statements.

“Custodian” means (i) prior to the Indenture Closing Date, the Issuer or its designee, and (ii) on and after the Indenture Closing Date, the Indenture Trustee.

“Document Defect” has the meaning ascribed to such term in Section 4.01(a).

“Effective Date” has the meaning ascribed to such term in Section 5.01.

“Emergency Property Expenses” means all costs and expenses necessary to preserve the security interest in, and value of, each Mortgaged Property, provided that the Property Manager shall have determined, in accordance with the Servicing Standard, (i) that such costs and expenses, if paid by the Property Manager as a Property Protection Advance, would be non-recoverable from the proceeds of such Mortgaged Property, and (ii) that the making of such payment is in the best interest of the Issuer or, after the Indenture Closing Date, the Noteholders and the Insurer.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies, consent decrees, consent or settlement agreements and other governmental directives or requirements, as well as common law, that apply to the Mortgaged Property and relate to Hazardous Substances, including, without limitation, the Resource Conversation and Recovery Act and Comprehensive Environmental Response, Compensation and Liability Act.

“Hazardous Substances” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is regulated by or prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, substance or waste now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

“Indenture” has the meaning ascribed to such term in the preliminary statements.

“Indenture Closing Date” means the date on which the Notes are issued under the Indenture.

“Indenture Trustee” has the meaning ascribed to such term in the preliminary statements.

“Insurer” has the meaning ascribed to such term in the preliminary statements.

“Leases” has the meaning ascribed to such term in the preliminary statements.

“Master Lease” means a Lease agreement pursuant to which more than one lessor has leased property to the applicable Tenant.

“Mortgage” has the meaning ascribed to such term in the preliminary statements.

“Mortgaged Properties” has the meaning ascribed to such term in the preliminary statements.

“Notes” has the meaning ascribed to such term in the preliminary statements.

“Parent” means Trustreet Properties, Inc., a Maryland corporation, and its successors and assigns.

“Payoff Amount” has the meaning ascribed to such term in Section 4.01(a).

“Performance Undertaking” has the meaning ascribed to such term in Section 6.04.

“Permitted Exceptions” means:

(i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent;

(ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally;

(iii) mortgage liens recorded prior to (or otherwise senior to) the ground lease which encumber the fee owner’s interest with respect to ground lease transactions as set forth in Schedule 2;

(iv) Tenant Purchase Options and Third Party Purchase Options to purchase the related Mortgaged Properties;

(v) with respect to the Mortgaged Property, the related Lease; and

(vi) other matters to which like properties are commonly subject, which matters referred to in clauses (i), (ii), (iii), (iv), (v) or (vi) do not, individually or in the aggregate, materially interfere with the value of the Mortgaged Property, or materially interfere or restrict the current use or operation of the Restaurant Unit, C&G Unit or Co-branded Unit as a restaurant, a convenience and gasoline store or a restaurant and gasoline station, as applicable.

“Property Management Agreement” has the meaning ascribed to such term in the preliminary statements.

“Repurchased Mortgaged Property” has the meaning ascribed to such term in Section 4.01(a).

“Restaurant Units” has the meaning ascribed to such term in the preliminary statements.

“Title Policy” has the meaning ascribed to such term in Section 3.02(i).

SECTION 1.02. Other Terms and Constructions. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Schedules are hereby incorporated into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

TRANSFER OF ASSETS

SECTION 2.01. Capital Contribution by CNL. CNL hereby agrees to transfer, assign, set over and convey to the Issuer, and the Issuer hereby agrees to acquire as a capital contribution, all of the right, title and interest of CNL in and to the Mortgaged Properties for which CNL is identified as the Originator on Schedule 1 hereto (“CNL Mortgaged Properties”), on the Effective Date, together with any right to receive payments on the Leases relating to such Mortgaged Properties due on and after the Effective Date and all rights under the Leases against the Tenants or otherwise, including, without limitation, with respect to Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds arising on and after the Effective Date. CNL shall transfer and convey such Mortgaged Properties and Leases on the Effective Date pursuant to a Special Warranty Deed (or Assignment of Ground Leases and Subleases) for each Mortgaged Property and Lease substantially in the forms attached as Exhibit A hereto. CNL and the Issuer each hereby represent, warrant and agree that the fair market value of the CNL Mortgaged Properties is $93,251,140.14 as of the Effective Date.

SECTION 2.02. Sale by Other Originators. Each Originator other than CNL hereby agrees to sell to the Issuer, and the Issuer hereby agrees to purchase, all of the right, title and interest of such Originator in and to the Mortgaged Properties for which such Originator is identified as the Originator on Schedule 1 hereto, on the Effective Date, together with any right to receive payments on the Leases relating to such Mortgaged Properties due on and after the Effective Date and all rights under the Leases against the Tenants or otherwise, including, without limitation, with respect to Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds arising on and after the Effective Date. Such Originators shall transfer and convey their Mortgaged Properties and Leases on the Effective Date pursuant to a Special Warranty Deed (or Assignment of Ground Leases and Subleases) for each Mortgaged Property and Lease substantially in the forms attached as Exhibit A hereto. In consideration for the sale of such Mortgaged Properties and Leases, the Issuer shall, on the Effective Date, pay to each respective Originator, in cash in immediately available funds, the purchase price for the Mortgaged Properties and Leases of such Originator set forth on Schedule 1. Each such Originator and the Issuer hereby represent, warrant and agree that the purchase prices set forth on Schedule 1 with respect to the Mortgaged Properties and Leases of such Originator constitute a fair market value price for such Mortgaged Properties and Leases.

SECTION 2.03. Transfer of Records to Issuer. The Originators hereby agree to deliver to and deposit with the Custodian, or cause to be so delivered and deposited, (i) on the Effective Date, the Lease File for each of the Leases to the extent available to or obtainable by the Originators and (ii) not later than the 60th day following the Indenture Closing Date, the complete Lease File for each of the Leases.

SECTION 2.04. Entitlement to Proceeds. The Issuer shall own and be entitled to receive with respect to each Mortgaged Property and Lease (i) all Monthly Lease Payments due thereon on and after the Effective Date and (ii) all other payments on such Mortgaged Property or Lease, other than the portion of any such payment allocable to a period prior to the Effective Date (which has been retained by the applicable Originator hereunder) and all rights under the Leases against the Tenants or otherwise, including, without limitation, rights to Insurance Proceeds, Liquidation Proceeds and Condemnation Proceeds arising on and after the Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Originators. Each Originator hereby represents and warrants, severally and not jointly, to the Issuer, with respect to itself, as of the date hereof, as of the Effective Date and as of the date of any substitution, exchange or other transfer of any Mortgaged Property by it to the Issuer hereunder, that:

(a) Such Originator is duly organized, validly existing and in good standing (to the extent such concept applies to such Originator) under the laws of the jurisdiction of its organization.

(b) The execution and delivery of this Agreement by such Originator, and the performance and compliance with the terms of this Agreement by it, will not violate its organizational documents or constitute an event which, with notice or lapse of time or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which such Originator is a party or by which it is bound.

(c) Such Originator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Originator, enforceable against such Originator in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) Such Originator is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental authority, which violation, in such Originator’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Originator to perform its obligations under this Agreement or the financial condition of such Originator.

(f) No litigation is pending or, to such Originator’s knowledge, threatened against such Originator that is reasonably likely to be determined adversely to such Originator, and if so determined adversely, would prohibit such Originator from entering into this Agreement, contributing or selling the related Mortgaged Properties or Leases, or that, in such

Originator’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Originator to perform its obligations under this Agreement or the financial condition of such Originator.

(g) All authorizations, consents, orders and approvals of, or other actions by, any federal, state or local governmental authority that are required to be obtained by such Originator in connection with the execution, delivery and performance by such Originator of this Agreement and the consummation by such Originator of the transactions contemplated by this Agreement have been obtained and are in full force and effect, except to the extent the failure to obtain the same is not reasonably expected to have a material adverse effect on the ability of the Originator to perform its obligations hereunder.

SECTION 3.02. Representations and Warranties as to Mortgaged Properties and Leases. Each Originator hereby represents and warrants, severally and not jointly, to the Issuer, as to each Lease and Mortgaged Property (and the related Tenant thereunder) transferred by it to the Issuer hereunder, as of the time immediately prior to such transfer, unless otherwise specified below, that:

(a) Such Originator owns such Lease free and clear of any and all liens and other encumbrances other than Permitted Exceptions.

(b) Such Originator has full right and authority to sell, contribute, assign, mortgage, pledge and transfer such Lease and Mortgaged Property.

(c) The information set forth in Schedule 1 with respect to such Mortgaged Property and Lease is true and correct in all material respects as of the Effective Date.

(d) Such Lease was not delinquent (giving effect to any applicable grace period) in the payment of any Monthly Lease Payments (other than percentage rents that are being recalculated with respect to certain Leases set forth in Schedule 2) as of the Effective Date, and, except as set forth in Schedule 2, has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Lease Payment required thereunder or in default in any other manner under the Lease with the amount in controversy exceeding $5,000.00 without giving effect to any applicable grace period.

(e) Such Originator has fee simple title to, or a ground leasehold interest in, or with respect to five (5) Mortgaged Properties specified in Schedule 2 which represent 1.1% of the Mortgaged Properties (by Allocated Loan Amount), a subleasehold interest in, such Mortgaged Property, free and clear of all encumbrances and liens except for Permitted Exceptions.

(f) Except as set forth in Schedule 2, lessor estoppels containing protection provisions have been obtained from the owner of the fee simple interest in each Mortgaged Property in which such Originator has only a ground leasehold interest.

(g) Except as set forth in Schedule 2, there is no default, breach, violation or event of acceleration existing under such Lease or other agreement, document or instrument executed in connection with such Lease and, to such Originator’s knowledge, there is no existing event that, with the passage of time or with notice and the expiration of any grace period, would constitute a default, breach, violation or event of acceleration under such Lease or other agreement, document or instrument executed in connection with such Lease, and such Originator has not waived the occurrence of any existing event which, without such waiver, would constitute a default, breach, violation or event of acceleration under such Lease or other agreement, document or instrument executed in connection with such Lease.

(h) Neither such Lease nor any other agreement, document or instrument executed in connection with such Lease has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect, and such Lease has not been terminated or cancelled, nor has any instrument been executed that would effect any such waiver, modification, alteration, satisfaction, termination, cancellation, subordination or release, except in each case by a written instrument that is part of the related Lease File.

(i) As of the Indenture Closing Date, such Mortgaged Property will be covered by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) mortgagee’s title insurance policy, or during the six (6) months after the date of transfer thereof to the Issuer, a proforma or marked up title commitment (the “Title Policy”) in an amount at least equal to the initial Allocated Loan Amount of the Mortgaged Property. The Title Policy will insure, as of the date of such policy (or any date-down endorsement to such policy as of the Indenture Closing Date), that the Indenture Trustee has a valid security interest in such Mortgaged Property subject only to the Permitted Exceptions (to the extent stated therein); as of the Indenture Closing Date, such Title Policy will be in full force and effect and will name the Indenture Trustee as a mortgagee of record; as of the Indenture Closing Date, all premiums thereon shall have been paid; as of the Indenture Closing Date, no material claims shall have been made thereunder. The Title Policy will be issued by a company licensed to issue such policies in the state in which such Mortgaged Property is located.

(j) Except as set forth in Schedule 2, the Lease is not a Defaulted Lease or a Delinquent Lease.

(k) At commencement of the Lease the Tenant had all material licenses, permits and material agreements, including without limitation franchise agreements, necessary for the operation and continuance of the Tenant’s business on the Mortgaged Property; and, to the best of such Originator’s knowledge, (1) the Tenant is not in default of its obligations under any such applicable license, permit or agreement and (2) each such license, permit and agreement is in full force and effect.

(l) Except as set forth in Schedule 2, the Tenant is not the subject of any bankruptcy or insolvency proceeding.

(m) Except as set forth in Schedule 2, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting, such Lease, such Mortgaged Property or, to such Originator’s knowledge, the Tenant, that is reasonably likely to be determined adversely and, if determined adversely, would materially and adversely effect the value of the Lease or use or value of the Mortgaged Property, or the ability of the Tenant to pay any amounts due under the Lease.

(n) Except as set forth in Schedule 2, all of the material improvements built or to be built on the Mortgaged Property that were included for the purpose of determining the Appraised Value of the Mortgaged Property lay within the boundaries and building restriction lines of such property (unless affirmatively covered in the applicable Title Policy); the improvements located on or forming part of the Mortgaged Property comply in all material respects with applicable zoning laws and ordinances, except for legal non-conforming uses (to the best of such Originator’s knowledge, which includes the review of correspondence from the local jurisdiction or a current zoning report except as set forth in Schedule 2); the applicable zoning laws and ordinances permitted the use of the Restaurant Unit as a restaurant, the C&G Units as convenience stores and gasoline stations, and the Co-branded Units as restaurants and gasoline stations (to the best of such Originator’s knowledge, which includes the review of correspondence from the local jurisdiction or a current zoning report except as set forth in Schedule 2).

(o) There are no delinquent or unpaid taxes or assessments, or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the Mortgage to be executed in favor of the Indenture Trustee, other than such amounts that do not materially and adversely affect the value of the Lease or use or value of the Mortgaged Property. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(p) There is no valid dispute, claim, offset, defense or counterclaim to such Originator’s rights in the Lease.

(q) Except as set forth in Schedule 2, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property and the Mortgaged Property is free and clear of any damage that would materially and adversely affect the value or use of such Mortgaged Property.

(r) The Lease or other agreement, document or instrument executed in connection with such Lease is the legal, valid and binding and enforceable obligation of the Tenant (subject to certain creditors’ rights exceptions and other exceptions of general application) and is in full force and effect.

(s) Except for 20.5% of the Leases (by Allocated Loan Amount) whose Tenants are permitted to self-insure (that is, to maintain no insurance) for casualty losses, such Lease requires the Tenant to maintain (or make payment to the lessor to cover such premiums) in respect of the Mortgaged Property insurance against loss by hazards (excluding flood and earthquake) and comprehensive general liability insurance in amounts generally required by such Originator, and in some cases (which may be only required at an Originator’s request), business interruption or rental value insurance for at least 6 months; all of such insurance required under the Lease for such Mortgaged Property (including, without limitation, if provided under a master insurance policy of the Parent or an Affiliate thereof) is in full force and effect and names the

Originator, the Parent or their respective successors and assigns as an additional insured; all premiums for any insurance policies (including, without limitation, any applicable master insurance policy of the Parent or an Affiliate thereof) required to be paid as of the Effective Date have been paid; all of such insurance policies require prior notice to the lessor under the Lease of termination or cancellation, and as of the Effective Date, no such notices have been received; in the event that the Tenant fails to maintain the insurance required thereunder, the Lease (or other applicable document) authorizes the lessor under the Lease to maintain such insurance at the Tenant’s cost and expense and to seek reimbursement therefor from such Tenant.

(t) Such Mortgaged Property was subject to an Environmental Report and such Environmental Report does not disclose any material non-compliance or any material and adverse environmental condition or circumstance which constitutes a recognized environmental condition pursuant to ASTM E1527-00 Standards, that (i) has not been addressed, cured or remediated to the extent required by and in accordance with Environmental Law, or (ii) requires further investigation or remediation under Environmental Laws, or (iii) will materially impair the use, operation or value of such Mortgaged Property, or (iv) for which adequate environmental insurance has not been obtained under a valid and existing environmental insurance policy, or (v) which is not adequately covered by a valid and existing environmental indemnity agreement; such Originator has no knowledge of any material and adverse environmental condition or circumstance or violation of applicable Environmental Laws affecting such Mortgaged Property that was: (x) not disclosed in the related investigative Environmental Reports or (y) that was disclosed, but (A) remains uncured or unremediated or (B) for which adequate environmental insurance or an adequate indemnity has not been obtained; except as set forth in the Environmental Reports and to the best of such Originator’s knowledge, no Hazardous Substances are or have been (including during the period prior to such Originator’s acquisition of such Mortgaged Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from each Mortgaged Property other than in compliance with all Environmental Laws and not resulting in a condition which requires further investigation or remediation; to the best of such Originator’s knowledge, no notice of violation of Environmental Laws has been issued by any governmental agency or authority with respect to such Mortgaged Property; and such Originator has not taken any action that would cause the related Mortgaged Property not to be in compliance with all applicable Environmental Laws.

(u) Such Mortgaged Property is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof that would materially and adversely affect the value, use or operation of such Mortgaged Property.

(v) The Lease, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the lessor thereof adequate for the practical realization of the principal benefits intended to be provided thereby.

(w) With respect to each Mortgaged Property:

(i) such Mortgaged Property is not subject to any lease other than a ground lease or sublease and/or the related Lease; no person has any possessory interest in, or right to occupy, the leased property except under and pursuant to the Lease or such sublease; the Tenant (or sub-tenant) is in occupancy of the Mortgaged Property and is paying rent pursuant to the Lease; and, in the case of any sublease, the Tenant remains primarily liable on the Lease;

(ii) except with respect to those Mortgaged Properties set forth in Schedule 2 (with respect to which the Tenant can terminate the related Lease during the last 42 months of the lease term in the event of a casualty and any insurance proceeds related thereto are payable to the Tenant), the obligations of the Tenant, including, but not limited to, the obligation to pay fixed and additional rent, are not affected by reason of: any damage to or destruction of any portion of the leased property; any taking of the leased property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant’s use, occupancy or enjoyment of the leased property, except the Tenant’s rights to abate or terminate its obligation to pay fixed or additional rent are coupled with insurance proceeds or condemnation awards going to the lessor;

(iii) except as set forth in Schedule 2, such Originator as lessor under the Lease does not have any monetary obligations under the Lease that have not been satisfied;

(iv) the Tenant has not been released, in whole or in part, from its obligations under the terms of the Lease;

(v) except as set forth in Schedule 2, every obligation associated with managing, owning, developing and operating the Mortgaged Property, including, but not limited to, the costs associated with utilities, taxes, insurance, ground rent, capital and structural improvements, maintenance and repairs is an obligation of the Tenant, other than certain state franchise taxes that are prohibited under state law from being passed through to a Tenant;

(vi) except as set forth in Schedule 2, all obligations related to the initial construction of the improvements on the Mortgaged Property have been satisfied and except for the obligation to rebuild such improvements after a casualty (which obligation is limited by available insurance proceeds), such Originator does not have any nonmonetary obligations under the Lease and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease;

(vii) except as set forth in Schedule 2, there is no right of rescission, set-off, abatement (except in the case of casualty or condemnation), diminution, defense or counterclaim to the Lease, nor will the operation of any of the terms of the Lease, or the exercise of any rights thereunder, render the Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, defense or counterclaim, and no such right has been asserted;

(viii) except as set forth in Schedule 2, the Tenant may not terminate the Lease for any reason prior to the termination date of the Lease, except (A) in the case of ground lease properties, if the ground lease terminates, (B) in the event of a casualty or condemnation, in some cases, (C) the exercise of the Tenant’s Tenant Purchase Option, (D) the exercise of the Tenant’s right of first refusal or (E) with respect to 25.9% of the Leases (by Allocated Loan Amount), if the Tenant determines in good faith that the Lease has become uneconomic and unsuitable for the Tenant’s continued use and occupancy, in which event the Tenant must pay all future rents or find a replacement tenant or third party purchaser acceptable to the lessor; and the Tenant’s right to terminate is coupled with insurance proceeds or condemnation awards going to the lessor, or with payment of an amount equivalent to the purchase option purchase price;

(ix) other than assignments or subleases (A) to the Tenant’s franchisor or an approved franchisee operating the same Concept as the Tenant, (B) to any corporation which has its voting stock listed on a recognized securities exchange or is wholly owned by a publicly traded entity, (C) to certain affiliates of the Tenant, (D) in connection with a merger or consolidation of the Tenant or the sale of at least 50% of the Tenant’s assets, or (E) to certain other assignees where the Tenant remains liable under the Lease, the Tenant may not assign or sublease the Mortgaged Property without the consent of the lessor, and in the event the Tenant assigns or sublets the Mortgaged Property, the Tenant remains primarily obligated under the Lease except that (as set forth in Schedule 2) in connection with certain assignments (but not subleases), the Tenant will not remain obligated (1) with respect to 0.5% of the Leases (by Allocated Loan Amount), if the assignment is in connection with the sale of substantially all of the Tenant’s assets and certain other specified criteria are satisfied; (2) with respect to 0.3% of the Leases (by Allocated Loan Amount), if a new Tenant is approved by the lessor and assumes the obligations under the Lease; (3) with respect to 0.2% of the Leases (by Allocated Loan Amount), five years following the date of the assignment; and (4) with respect to 5.6% of the Leases (by Allocated Loan Amount), if the new Tenant assuming the obligations under the Lease has a net worth meeting the requirement set forth in the Lease (which net worth requirement in no event is less than $1,000,000); and further, with respect to 16.0% of the Leases (by Allocated Loan Amount), the Tenant remains liable under the Lease following an assignment to an approved franchisee but only in an amount determined by a formula based on gross sales from the Mortgaged Property (in aggregate with other assigned Mortgaged Properties, if applicable), which liability in no event will exceed more than 24 months rent due under such Lease;

(x) the Tenant has agreed to indemnify the lessor from any claims of any nature relating to the Lease and the related leased property other than the lessor’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of environmental and hazardous waste laws resulting from the Tenant’s operation of the property;

(xi) any obligation or liability imposed on the lessor by any easement or reciprocal easement agreement is also an obligation of the Tenant under the Lease;

(xii) the Tenant is required to make rental payments as directed by the lessor and its successors and assigns; and

(xiii) except in certain cases where the Tenant may exercise a right of first refusal, the Lease is freely assignable by the lessor and its successors and assigns to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant will be obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

(x) In connection with Leases with a guaranty:

(i) such guaranty, on its face, is unconditional, irrevocable and absolute, and is a guaranty of payment and not merely of collection and contains no conditions to such payment, other than a notice and right to cure; the guaranty provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease and does not provide for offset, counterclaim or defense; and

(ii) such guaranty is binding on the successors and assigns of the guarantor and inures to the benefit of the lessor’s successors and assigns and cannot be released or amended without the lessor’s consent or unless a predetermined performance threshold is achieved.

(y) No fraudulent acts were committed by such Originator during the origination process with respect to the Lease related to such Mortgaged Property.

(z) Such Originator has inspected or caused to be inspected such Mortgaged Property within six (6) months of commencement of the term of the Lease.

(aa) The origination, servicing and collection of such Lease has been in all respects legal, proper and prudent in accordance with customary industry standards.

(bb) To the extent required under applicable law, such Originator was authorized to transact and do business in the jurisdiction in which such Mortgaged Property is located, except where such failure to qualify would not result in a material adverse effect.

(cc) Such Mortgaged Property (i) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (ii) is served by public utilities, water and sewer (or septic facilities), (iii) is a separate tax parcel (except with respect to 4.1% of the Mortgaged Properties (by Allocated Loan Amount) which are ground leases as set forth in Schedule 2) and (iv) is materially in compliance with any parking requirement under applicable law or is a legal non-conforming use.

(dd) The Lease File contains a survey with respect to such Mortgaged Property, which survey (i) was prepared by a duly licensed surveyor or registered engineer in the state in which said property is located and is signed and sealed by same, and (ii) was deemed sufficient to delete the standard title survey exception.

(ee) Except as set forth in Schedule 2, an estoppel has been or will be obtained from the related Tenant within 60 days after the date such Mortgaged Property is transferred to the Issuer confirming that, with respect to each Mortgaged Property operated by a franchisee, the term of the related franchise agreement ends on or after the expiration date of the Lease and the franchisee is in good standing under the terms of such franchise agreement.

(ff) With respect to each Mortgaged Property in which such Originator has a ground leasehold interest, except as set forth in Schedule 2:

(i) the ground lease or a memorandum thereof has been duly recorded, the ground lease (or an estoppel letter) will, on or before the Indenture Closing Date, permit the interest of the lessee thereunder to be encumbered by the related Mortgage to be executed in favor of the Indenture Trustee, and there has not been a material change in the terms of the ground lease since its recordation, with exception of written instruments which are part of the Lease File;

(ii) the ground lessee’s interest in the ground lease is not subject to any liens or encumbrances which would be superior to, or of equal priority with, the related Mortgage to be executed in favor of the Indenture Trustee, other than the related Ground Lessor’s fee interest and those subject to non-disturbance rights;

(iii) the ground lease is in full force and effect and no default has occurred under the ground lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease;

(iv) the ground lease or an estoppel letter executed by the Ground Lessor on or before the Indenture Closing Date requires the Ground Lessor thereunder to give notice of any default by the lessee to the Indenture Trustee and the Issuer, or the ground lease or an estoppel letter executed by the Ground Lessor will provide that notice of termination given under the ground lease is not effective against the Indenture Trustee unless a copy of the notice has been delivered to the Indenture Trustee and the Issuer in the manner described in such ground lease or estoppel letter;

(v) pursuant to the terms of the ground lease or an estoppel letter executed by the Ground Lessor on or before the Indenture Closing Date, the Indenture Trustee, or the Property Manager on its behalf, will be permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease which is curable after the receipt of notice of any default before the Ground Lessor thereunder may terminate the ground lease;

(vi) the ground lease has a term, including any extensions, which is at least as long as the term of the related Lease and does not require consent of the Ground Lessor and is only conditioned on providing notice of the ground lessee’s intent to exercise the right to extend and ground lessee’s not being in default under the ground lease;

(vii) the ground lease or an estoppel letter executed by the Ground Lessor on or before the Indenture Closing Date will require the Ground Lessor to enter into a substitute ground lease containing identical terms with the Indenture Trustee upon termination of the ground lease by the lessee for any reason, including, without limitation, rejection of the ground lease in a bankruptcy proceeding of the lessee;

(viii) except with respect to 0.2% of the Mortgaged Properties (by Allocated Loan Amount) which provide that insurance proceeds are payable to holders of the fee mortgages, as their interests appear, under the terms of the ground lease, any related casualty insurance proceeds will be available for the repair or restoration of all or part of the related Mortgaged Property;

(ix) either (A) the ground lease does not impose restrictions on subletting or (B) the Ground Lessor has consented to the existing lease with respect to the related Mortgaged Property; and

(x) to the extent required by any Lease, the ground lease, or the ground lessor estoppel certificate, all notices of the assignment of the Lease to the Indenture Trustee for the benefit of the Noteholders will have been delivered on or before the Indenture Closing Date.

(gg) With respect to each Mortgaged Property in which such Originator has a sub-leasehold interest, except as set forth in Schedule 2:

(i) the sub-lease or a memorandum thereof has been duly recorded, the sub-lease (or an estoppel letter) will, on or before the Indenture Closing Date, permit the interest of the sub-lessee thereunder to be encumbered by the related Mortgage to be executed in favor of the Indenture Trustee, and there has not been a material change in the terms of the sub-lease since its recordation, with exception of written instruments which are part of the Lease File;

(ii) the sub-lessee’s interest in the sub-lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage to be executed in favor of the Indenture Trustee, other than the related sub-lessor’s interest, the lessor’s fee interest and those subject to non-disturbance rights;

(iii) the sub-lease is in full force and effect and no default has occurred under the sub-lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the sub-lease;

(iv) the sub-lease or an estoppel letter executed by the sub-lessor on or before the Indenture Closing Date requires the sub-lessor thereunder to give notice of any default by the sub-lessee to the Indenture Trustee and the Issuer, or the sub-lease or an estoppel letter received by the Indenture Trustee from the sub-lessor will provide that notice of termination given under the sub-lease is not effective against the Indenture Trustee unless a copy of the notice has been delivered to the Indenture Trustee and the Issuer in the manner described in such lease;

(v) pursuant to the terms of the sub-lease or an estoppel letter executed by the sub-lessor on or before the Indenture Closing Date, the Indenture Trustee, or the Property Manager on its behalf, will be permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the sub-lessor under the lease) to cure any default under the sub-lease, which is curable after the receipt of notice of any default before the sub-lessor thereunder may terminate the sub-lease;

(vi) the sub-lease has a term, including any extensions, which is at least as long as the term of the related Lease and does not require consent of the sub-lessor and is only conditioned on providing notice of the sub-lessor’s intent to exercise the right to extend and sub-lessee’s not being in default under the sub-lease;

(vii) the sub-lease or an estoppel letter executed by the sub-lessor on or before the Indenture Closing Date will require the sub-lessor to enter into a substitute lease containing identical terms with the Indenture Trustee upon termination of the sub-lease by the sub-lessor for any reason, including, without limitation, rejection of the sub-lease in a bankruptcy proceeding of the sub-lessor;

(viii) under the terms of the sub-lease, any related casualty insurance proceeds will be available for the repair or restoration of all or part of the related Mortgaged Property;

(ix) either (A) the sub-lease does not impose restrictions on subletting or (B) the sub-lessor has consented to the existing sub-lease with respect to the related Mortgaged Property; and

(x) to the extent required by any Lease, the sub-lease, or the lessor estoppel certificate, all notices of the assignment of the Lease to the Indenture Trustee for the benefit of the Noteholders will have been delivered on or before the Indenture Closing Date.

(hh) No adverse selection was employed in selecting such Lease or any related sub-lease.

(ii) Except as set forth in Schedule 2, no Mortgaged Properties are the subject of a Master Lease. With respect to any of the Mortgaged Properties which are the subject of a Master Lease (noting that not all properties subject to such Master Lease are included in the Mortgaged Properties), the lessor under the Master Lease has assigned its interest in the Leases of the Mortgaged Properties to such Originator and such Originator and the other lessors under the Master Leases have entered into interlessor agreements by which the rents and the rights to enforce the provisions of the Master Leases pertinent to any of the Mortgaged Properties have also been assigned to such Originator.

(jj) Such Mortgaged Property is (i) free of any damage that would materially and adversely affect the use or value of such Mortgaged Property, and (ii) in good repair and condition so as not to materially and adversely affect the use or value of such Mortgaged Property; and all building systems contained in such Mortgaged Property are in good working order so as not to materially and adversely affect the use or value of such Mortgaged Property.

(kk) All security deposits collected in connection with such Mortgaged Property are being held in accordance with all applicable laws.

(ll) Except as set forth in Schedule 2, if such Mortgaged Property is located in a “Special Flood Hazard Zone” so designated by the Secretary of the United States Department of Housing and Urban Development, such Mortgaged Property is covered by insurance against loss by flood in amounts generally required by such Originator which insurance is in full force and effect.

ARTICLE IV

COVENANTS

SECTION 4.01. Defect, Breach, Cure, Substitution and Repurchase. Each Originator hereby agrees as follows with respect to itself and each Lease and Mortgaged Property (and the related Tenant thereunder) transferred by it to the Issuer hereunder:

(a) Within 90 days of being notified that, with respect to any such Mortgaged Property, Lease or Tenant, (x) any document constituting part of the Lease File has not been properly executed, is missing (after the date it is required to be delivered), deficient, contains information that does not conform in any respect with the corresponding information set forth in the related Mortgaged Property Schedule (and the terms of such document have not been modified by written instrument contained in the Lease File) or does not appear to be regular on its face (each, a “Document Defect”), or (y) a breach of any representation or warranty relating to such Mortgaged Property, Lease or Tenant set forth in this Agreement (a “Breach”) has occurred, and that such Document Defect or Breach materially and adversely affects the value of, or interests of the Issuer (or, after the Indenture Closing Date, the Noteholders or the Insurer) in, such Mortgaged Property or Lease, such Originator shall (i) promptly cure such Document Defect or Breach in all material respects, (ii) repurchase such Mortgaged Property and the related Lease from the Issuer, free and clear of the lien of the related Mortgage, at a price (the “Payoff Amount“) equal to the Allocated Loan Amount of the Mortgaged Property, plus any due and unpaid Monthly Lease Payments, plus any unreimbursed Property Protection Advances (plus interest thereon), Emergency Property Expenses and Extraordinary Expenses, in each case related to such Mortgaged Property, by wire transfer of funds to the Collection Account or (iii) substitute one or more Qualified Substitute Mortgaged Properties for such Mortgaged Property and the related Lease (each such Mortgaged Property repurchased or substituted for, a “Repurchased Mortgaged Property”), provided, that if (A) such Document Defect or Breach is capable of being cured but not within such 90-day period, (B) the applicable Originator has commenced during such 90-day period and is diligently proceeding with the cure of such Document Defect or Breach, and (C) such Originator has delivered to the Issuer and the Indenture Trustee, prior to the end of such 90-day period, a certification executed on its behalf by one of its officers (1) setting forth the reason such Document Defect or Breach is not capable of being cured within such 90-day period and what actions such Originator is pursuing in connection with the cure thereof, and (2) stating that such Originator anticipates that such

Document Defect or Breach will be cured within an additional period not to exceed 90 days, then such Originator shall have an additional 90 days to complete such cure commencing on the 91st day from receipt by it of the notice referred to above. It is understood and agreed that the obligations of the applicable Originator set forth in this Section 4.01(a) to cure a Document Defect or Breach or to repurchase or substitute one or more Qualified Substitute Mortgaged Properties for the related Repurchased Mortgaged Property (and any obligations of CNL under the Performance Undertaking with respect thereto) constitute the sole remedies available to any Person respecting such Document Defect or Breach.

(b) Subject to the limitations and conditions set forth in the Property Management Agreement, with respect to any Repurchased Mortgaged Property for which an Originator substitutes one or more Qualified Substitute Mortgaged Properties, such Originator shall effect such substitution by deeding each Qualified Substitute Mortgaged Property (or assigning the ground leasehold interest therein) to the Issuer and delivering to and depositing with the Custodian (i) the deed (or assignment of ground lease) and any other transfer documents transferring such Qualified Substitute Mortgaged Property (or ground leasehold interest) to the Issuer, (ii) the Lease File for such Qualified Substitute Mortgaged Property (to the extent available to such Originator on the date of substitution), and (iii) not later than the 60th day following the date of substitution, the complete Lease File for such Qualified Substitute Mortgaged Property. No substitution of a Qualified Substitute Mortgaged Property shall be made unless all of the requirements with respect thereto set forth in the Property Management Agreement have been satisfied. Further, if two or more Qualified Substitute Mortgaged Properties are substituted for a Repurchased Mortgaged Property, each such Qualified Substitute Mortgaged Property shall satisfy the criteria set forth in clauses (iii), (iv), (v), (vii) and (viii) of the first sentence of the definition of “Qualified Substitute Mortgaged Property” in Section 1.01 of the Property Management Agreement and all such Qualified Substitute Mortgaged Properties, in the aggregate, shall satisfy the criteria set forth in clauses (i), (ii) and (vi) of the first sentence of such definition. The Monthly Lease Payment due with respect to a Qualified Substitute Mortgaged Property on the related Due Date in the month of substitution shall be retained by the applicable Originator, and the Issuer shall be entitled to the Monthly Lease Payment due in respect of the related Repurchased Mortgaged Property on the related Due Date in such month. Thereafter, the applicable Originator shall be entitled to retain all amounts received in respect of such Repurchased Mortgaged Property and the Issuer shall be entitled to the Monthly Lease Payments and other amounts in respect of the Qualified Substitute Mortgaged Properties. The applicable Originator shall be deemed to have made, to the Property Manager and the Issuer, as of the date of substitution (rather than as of the Effective Date or the Indenture Closing Date, as set forth therein), the representations and warranties set forth in Section 3.02 above with respect to the Qualified Substitute Mortgaged Properties, except, from and after the Indenture Closing Date for so long as any Notes remain outstanding, to the extent the Insurer, in its sole discretion, otherwise consents to any modification of such representations and warranties and 20 days’ prior written notice is given to the Rating Agencies.

(c) For any month in which one or more Qualified Substitute Mortgaged Properties are substituted for a Repurchased Mortgaged Property by any Originator, such Originator will determine the amount, if any, by which the aggregate Appraised Value of all such Qualified Substitute Mortgaged Properties as of the date of substitution is less than the Allocated

Loan Amount of such Repurchased Mortgaged Property. The applicable Originator shall remit to the Property Manager for deposit in the Collection Account the amount of such shortfall on the day of substitution, without any reimbursement therefor, and such remittance shall be accompanied by an amount equal to any Property Protection Advances, Emergency Property Expenses and Extraordinary Expenses as have been made or incurred with respect to such Repurchased Mortgaged Property and have not been reimbursed. Promptly upon making such deposit, the applicable Originator shall give written notice of such deposit to the Property Manager, the Indenture Trustee and the Issuer, which notice shall be accompanied by an Officer’s Certificate as to the calculation of such shortfall and expenses.

(d) In connection with any repurchase of, or substitution for, a Repurchased Mortgaged Property by an Originator, the Issuer shall execute and deliver to such Originator, without recourse, such instruments of transfer or assignment in the forms presented by the applicable Originator as shall be necessary to vest in such Originator, on a servicing-released basis (that is, such Repurchased Mortgaged Property shall not be subject to any third-party management agreement after such repurchase or substitution), the legal and beneficial ownership of such Repurchased Mortgaged Property (including any property acquired in respect thereof) free and clear of the liens of the Indenture and the related Mortgage.

ARTICLE V

CLOSING

SECTION 5.01. Closing; Closing Documents. The closing of the sale and contribution of the Mortgaged Properties and Leases contemplated by this Agreement shall take place on such day (the “Effective Date”) and at such place as may be agreed by CNL (on behalf of the Originators) and the Issuer. The Originators shall furnish such information, certificates, letters, opinions of counsel and other documents with respect to the transfer and contribution of the right, title and interest in and to the Mortgaged Properties and Leases contemplated by this Agreement as the Issuer requests.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Costs. The Originators shall pay all expenses that are incidental to the performance of the obligations of the Originators under this Agreement and all expenses of the Issuer that are incidental to the issuance of the Notes.

SECTION 6.02. Notices, Etc. All notices, requests and other communications hereunder to any party hereto shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by telecopier and confirmed in a writing delivered or mailed as aforesaid, to such party, in the case of any Originator, c/o CNL at 450 South Orange Avenue, Orlando, Florida 32801-3336, Attention: Treasurer, telecopier: 407-540-2103; in the case of Net Lease Funding 2005, LP, c/o Net Lease Funding 2005, LLC, 450 South Orange Avenue, Orlando, Florida 32801, Attention: Treasurer, telecopier 407-540-2103; in the case of the

Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Structured Financial Corporate, telecopier: 914-765-3810; and in the case of the Indenture Trustee as third party beneficiary, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS), Net Lease Funding 2005, telecopier: 410-884-2360, or to such other address and telecopier number as may be designated by any such party in a written notice to each of other parties hereto.

SECTION 6.03. Survival; Assignment. The representations, warranties and agreements made by each Originator in this Agreement shall survive the transfer and contribution contemplated hereby. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Issuer may assign its rights and obligations hereunder only to the Indenture Trustee for the benefit of the Noteholders and the Insurer under the Indenture.

SECTION 6.04. Performance by CNL. Each of the parties hereto acknowledges that (a) CNL has executed that certain Performance Undertaking of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Performance Undertaking”) in favor of the Issuer and its assigns, including, on and after the Indenture Closing Date, the Indenture Trustee for the benefit of itself, the Noteholders and the Insurer, and (b) pursuant to the Performance Undertaking, CNL has guaranteed the performance of each obligation of each of the Originators hereunder. CNL may at any time and from time to time perform any obligation of an Originator hereunder in its own name on behalf of such Originator, and performance by CNL shall be deemed in all respects to satisfy such obligation of such Originator hereunder; and no failure on the part of any Originator to perform any of its obligations hereunder shall be deemed a default in any respect so long as CNL has fully performed such obligations on its behalf.

SECTION 6.05. Indenture Trustee and Insurer as Third Party Beneficiaries. From and after the Indenture Closing Date, each of the Indenture Trustee, for the benefit of the Noteholders, and the Insurer shall be a third party beneficiary under this Agreement with the right to enforce the terms and conditions hereof as if it were a party hereto, and all representations and warranties made by any Originator hereunder shall be deemed made to the Indenture Trustee and the Insurer, as third party beneficiaries hereunder. For the avoidance of doubt, each of the Indenture Trustee and the Insurer may enforce this Agreement without regard to whether an “Event of Default” or other default has occurred and is continuing under the Indenture. No person other than the parties hereto and the Indenture Trustee and the Insurer, as third party beneficiaries, shall have any rights hereunder.

SECTION 6.06. Amendments, Etc. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought, and, from and after the Indenture Closing Date for so long as any Notes remain outstanding, with the prior written consent of the Insurer and 20 day’s prior written notice to the Rating Agencies. The provisions of this Agreement shall be severable. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

SECTION 6.07. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Laws of the State of New York, but otherwise without regard to conflicts of laws principles).

SECTION 6.08. No Proceedings. Each of the Originators hereby agrees that it shall not institute against, or join any other person or entity in instituting against, the Issuer or Net Lease Funding 2005, LLC, its general partner, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any federal or state bankruptcy or similar law (including the U.S. Bankruptcy Code), for one year and a day after the last Note issued by the Issuer is paid in full. The agreements in this paragraph shall survive termination of this Agreement.

*            *            *

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

NET LEASE FUNDING 2005, LP

By:	NET LEASE FUNDING 2005, LLC,
its general partner

By:
Name:
Title:

CNL APF PARTNERS, LP

By:	CNL APF GP Corp.,
its general partner

By:
Name:
Title:

[LIST ORIGINATORS]

By:
Name:
Title:

SIGNATURE PAGE TO SALE AND CONTRIBUTION AGREEMENT

SCHEDULE 1

A. List of Mortgaged Properties and Leases

Property ID	Originator	Tenant	Type	Sold/ Contributed	Purchase Price

SIGNATURE PAGE TO SALE AND CONTRIBUTION AGREEMENT

SCHEDULE 2

Disclosure Schedule

Exhibit A

Form of Special Warranty Deed; Form of Assignment of Ground Leases and Subleases

SIGNATURE PAGE TO SALE AND CONTRIBUTION AGREEMENT

RETURN TO:

LAND AMERICA NATIONAL COMMERCIAL SERVICES

450 South Orange Avenue

Suite 170

Orlando, Florida 32801

Attention: Christi Pawlak

PREPARED BY:

Daniel F. McIntosh, Esq.

LOWNDES, DROSDICK, DOSTER, KANTOR & REED, P.A.

450 South Orange Avenue

Suite 800

Orlando, Florida 32801

SPACE ABOVE THIS LINE FOR RECORDER’S USE

Tax Parcel ID No. «Tax_Parcel_ID_No»

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made and executed as of the 25th day of February, 2005, by                                          ,                                         , whose address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801-3336 (hereinafter referred to as the “Grantor”) to NET LEASE FUNDING 2005, LP, a Delaware limited partnership, whose address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801-3336 (hereinafter referred to as the “Grantee”).

Grantor, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) to Grantor in hand paid by Grantee, the receipt of which is acknowledged, has granted, bargained, and sold to Grantee, and Grantee’s successors and assigns forever that certain piece, parcel or tract of land situate in «County» County, Florida, more particularly described on Exhibit “A” (hereinafter referred to as the “Property”), together with all of Grantor’s right, title and interest as landlord or lessor in and to any and all leases or rental agreements pertaining to the Property, and all of the rights, benefits and privileges of the landlord or lessor thereunder, including without limitation any and all of Grantor’s right, title and interest in and to any and all security deposits and rentals thereunder, to have and to hold the described property to Grantee and Grantee’s successors and assigns, forever, and Grantor does fully warrant the title to the land conveyed, and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but against none other.

Mail all tax statements directly to P.O. Box 1671, Orlando, Florida 32802-1671.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Exhibit A – Form of Special Warranty Deed

SPACE ABOVE THIS LINE FOR RECORDER’S USE

IN WITNESS OF THE ABOVE, Grantor has executed this deed on the date first written above.

Signed, sealed and delivered in the presence of:	__________________________________________,

	By:	__________________________________________,
Name:		, as General Partner

Name:	By:
Name:
Title:

Address:	CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801-3336

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this      day of February, 2005, by                                          as                                          of CNL APF GP CORP. f/k/a USRP Managing, Inc.), a Delaware corporation, as sole General Partner of CNL APF PARTNERS, LP (f/k/a U.S. Restaurant Properties Operating L.P.), a Delaware limited partnership, as General Manager, of ULYSSES ACQUISITION, LLC, a Maryland limited liability company, as sole General Partner of                                          ,                                         , for and on behalf of said company. He/she is personally known to me or has produced                                          as identification.

Notary Public - State of
Printed Name:
Commission Number:
Commission Expires:

Exhibit A – Form of Special Warranty Deed

RETURN TO:

LAND AMERICA NATIONAL COMMERCIAL SERVICES

450 South Orange Avenue

Suite 170

Orlando, Florida 32801

Attention: Christi Pawlak

PREPARED BY:

Daniel F. McIntosh, Esq.

LOWNDES, DROSDICK, DOSTER, KANTOR & REED, P.A.

450 South Orange Avenue

Suite 800

Orlando, Florida 32801

ASSIGNMENT OF LEASE

FOR VALUE RECEIVED, the undersigned                                 ,                                 , whose address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801-3336 (“Assignor”) does hereby unconditionally transfer, assign and set over without recourse unto NET LEASE FUNDING 2005, LP, a Delaware limited partnership, whose address CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801-3336 (“Assignee”) all of its right, title and interest in and under all lease documents executed and delivered in connection with and evidencing the leasehold interest in that certain lease dated                      by and between Assignor as landlord, and                                  as tenant (“Lease Agreement”) related to the real property described on Exhibit “A” attached hereto and incorporated by reference herein.

Assignor does hereby represent and warrant to, and covenant with, Assignee concerning the Lease Agreement as follows:

A.	Assignor is the true and lawful owner of the leasehold interest described in the Lease Agreement;

B.	Assignor has full right, title and authority to make this Assignment of the Lease to Assignee;

C.	Assignor has not executed any transfer, conveyance, release, discharge, satisfaction or cancellation of any of its rights under the Lease Agreement;

D.	The Lease Agreement has not been declared in default as of the date hereof and to the best of Assignor’s knowledge, tenant is not in default of its obligations under the Lease Agreement; and

914097-110199/802640

#«BldgNo»/«City», «County» County,

NCS Case No.

Neither the landlord under the Lease Agreement, nor its successors, assigns, grantees nor any other persons or entities, have as of the date hereof notified Assignor of, nor is Assignor aware of, any defense to the validity or enforceability of the Lease Agreement. The person executing this Assignment on behalf of Assignor has full power and authority to do so.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed in manner and form sufficient to bind it as of the 25th day of February, 2005.

Signed, sealed and delivered in the presence of:	__________________________________________,

	By:	__________________________________________,
Name:		, as General Partner

Name:
By:
Name:
Title:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this      day of February, 2005, by                                  as                                  of CNL APF GP CORP. f/k/a USRP Managing, Inc.), a Delaware corporation, as sole General Partner of CNL APF PARTNERS, LP (f/k/a U.S. Restaurant Properties Operating L.P.), a Delaware limited partnership, as General Manager, of ULYSSES ACQUISITION, LLC, a Maryland limited liability company, as sole General Partner of                                 ,                                 , for and on behalf of said partnership. He/she is personally known to me or has produced                                  as identification.

Notary Public - State of
Printed Name:
Commission Number:
Commission Expires:

14097-110199/802640

#«BldgNo»/«City», «County» County,

NCS Case No.

2

EXHIBIT “A”

(LEGAL DESCRIPTION)

Exhibit A – Form of Assignment of Grand Leases and Subleases